Exhibit 99.1

Press Release

J.Jill Announces Transaction Support Agreement to Strengthen its Balance Sheet and Position the Company

for Long-Term Growth

- Term loan lenders holding a majority of our term loan facility and shareholders holding a majority of the equity of the company support the financial restructuring transaction

- The company is working actively with the term loan lenders to obtain the necessary consents to implement the transaction

- All non-compliance with the terms of the company’s credit facilities would be waived in connection with the transaction

- Transaction would provide the company with additional liquidity

- J.Jill plans to meet its obligations to its vendors in full

Quincy, Mass. – Business Wire – September 1, 2020 – J.Jill, Inc. (NYSE JILL) (the “Company”), today announced that with the support of a majority of the Company’s shareholders, it has entered into a Transaction Support Agreement (“TSA”) with lenders representing a majority of the Company’s term loan (“Consenting Lenders”) on the principal terms of a financial restructuring (“Transaction”) that would result in a waiver of any past non-compliance with the terms of the Company’s credit facilities and provide the Company with additional liquidity.

If, as expected, the Transaction is consented to by the requisite term loan lenders, the Transaction will be consummated on an out-of-court basis. The out-of-court Transaction would extend the maturities of participating debt by 2 years, through May 2024, enabling the Company to strengthen its balance sheet and better position itself for long-term growth. The Company is working actively with the Consenting Lenders to obtain the necessary consents.

In the event that the Transaction does not receive the required consents, the parties to the TSA have agreed to a prepackaged plan of reorganization under Chapter 11 of the United States Code (the “In-Court Transaction”) the key terms of which have been negotiated, including additional financing during the Chapter 11 process. While the Company expects to receive the required consents to execute the out-of-court Transaction, the Company anticipates that the In-Court Transaction would be a swift process in which all vendor claims would be unimpaired and paid in full, and from which the Company would emerge with a strong and healthy balance sheet.

“J.Jill has been buoyed by a strong direct business and a loyal customer base, and the transaction proposed in this agreement will enable our company to emerge from this challenging stretch in a position of strength,” said Jim Scully, Interim Chief Executive Officer of J.Jill. “I am grateful for the confidence and support of many of our lenders and shareholders as we work together to advance the best interests of our employees, vendors and customers and position our company for long-term success.”

Key Terms

The out-of-court Transaction contemplated by the TSA will, among other things:

•	extend the maturities of participating debt to May 2024,

•	waive all existing non-compliance with the terms of the Company’s credit facilities,

•	grant a financial covenant holiday until Q4 2021, and

•	provide for a new money investment of no less than $15 million in the form of a junior term loan facility.

If the Transaction does not receive the required consents for the out-of-court Transaction (or the Company does not meet other milestone obligations), the TSA provides that the Company will pivot to the In-Court Transaction, which will, among other things, provide for:

•	a new money investment of up to $75 million in the form of a debtor-in-possession facility, and

•	the conversion of the debtor-in-possession facility into a new term loan facility that matures 5 years after emergence.

Conditions to Closing

The closing of the out-of-court Transaction is conditioned on the satisfaction or waiver of certain conditions precedent, including finalizing all definitive documents and achieving certain participation thresholds. Specifically, the Transaction requires participation by holders of at least 95% of the outstanding principal amount of the Company’s term loans by September 11, 2020.

Additional information regarding the TSA, including certain conditions to the consummation of the TSA, are disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission and available on www.sec.gov.

Kirkland & Ellis LLP is serving as legal counsel to the Company, Centerview Partners is serving as the Company’s financial advisor and AlixPartners is serving as the Company’s strategic advisor.

About J.Jill

J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through more than 280 stores nationwide and a robust e-commerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com.

Forward Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include those identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “outlook,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s ability to consummate the Transaction, on the terms proposed or at all, including the Company’s ability to obtain requisite support of the Transaction from various stakeholders and to finalize the terms and documentation relating to the Transaction; the Company’s ability to comply with the terms of the TSA, including completing various stages of the restructuring within the dates specified by the TSA; the effects of disruption from the proposed financial restructuring making it more difficult to maintain business, financing and operational relationships; the Company’s ability to achieve the potential benefits of the proposed financial restructuring; the impact of the COVID-19 epidemic and political unrest on the Company and the economy as a whole; the Company’s ability to adequately and effectively negotiate a long-term solution under its outstanding debt instruments; risks related to the forbearance agreements with the Company’s lenders, including the duration of such agreements and the Company’s ability to meet its ongoing obligations under such agreements; the Company’s ability to take actions that are sufficient to eliminate the substantial doubt about its ability to continue as a going concern; the Company’s ability to develop a plan to regain compliance with the continued listing criteria of the NYSE; the NYSE’s acceptance of such plan; the Company’s ability to execute such plan and to continue to comply with applicable listing standards within the available cure period; risks arising from the potential suspension of trading of the Company’s common stock on the NYSE; regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 1, 2020. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact

Investor Contact:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Media Contact: Jessica Liddell

ICR, Inc.

jjillPR@icrinc.com

203-682-8200